UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 27, 2004

Pointe Financial Corporation

(Exact name of registrant as specified in its charter)

Florida	0-24433	65-0451402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21845 Powerline Road, Boca Raton, Florida 33433

(Address of Principal Executive Office) (Zip Code)

(561) 368-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 27, 2004, The South Financial Group, Inc. (“TSFG”), and Pointe Financial Corporation (“PFC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), under which PFC will merge with and into TSFG, with TSFG surviving the merger. Under the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both TSFG and PFC, TSFG will issue a fixed consideration of 2,554,022 shares of TSFG common stock and $24,493,075 in cash. Holders of PFC common stock shall have the right to elect to receive cash, TSFG common stock, or a mixture of cash and TSFG common stock. Without giving effect to any elections, this equates to $9.50 cash and 0.9906 shares of TSFG common stock for each fully-diluted share of PFC common stock.

The transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of PFC’s stockholders. A copy of the Merger Agreement and the press release announcing the merger are attached hereto as Exhibit 2.1 and Exhibit 99.1 respectively, and the above summary is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Notice to Investors

This communication is not a solicitation of a proxy from any security holder of PFC. TSFG intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the merger. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders’ meeting of PFC at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about TSFG, PFC, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger will be available when filed free of charge at the SEC’s web site, www.sec.gov. In addition, all documents filed with the SEC by TSFG in connection with the merger will be made available to investors free of charge by writing to: Marsha L. Smunt, Director of Investor Relations, The South Financial Group, 104 South Main Street, Greenville, South Carolina 29601. All documents filed with the SEC by PFC in connection with the merger will be made available to investors free of charge by writing to: R. Carl Palmer, Jr., Chairman, President and Chief Executive Officer, Pointe Financial Corporation, 21845 Powerline Road, Boca Raton, Florida 33433.

PFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PFC in connection with their action on the Merger Agreement. Information about the directors and executive officers of PFC and their ownership of PFC common stock is set forth in the proxy statement, dated March 9, 2004, for PFC’s 2004 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

Item 2.02

Results of Operations and Financial Condition.

On October 28, 2004, PFC announced preliminary financial results for the quarter ended September 30, 2004. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(a)

Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 27, 2004, by and between The South Financial Group, Inc. and Pointe Financial Corporation
99.1	Press Release dated October 27, 2004
99.2	Press Release dated October 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POINTE FINANCIAL CORPORATION

Date: October 29, 2004	By:	/s/ BRADLEY R. MEREDITH
Bradley R. Meredith Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 27, 2004, by and between The South Financial Group, Inc. and Pointe Financial Corporation
99.1	Press Release dated October 27, 2004
99.2	Press Release dated October 28, 2004